UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 28, 2001


                        DIGITAL BROADBAND NETWORKS, INC.
             (Exact name of registrant as specified in its chapter)


 COLORADO                          0-25658                            84-1357927
(State or other jurisdiction     (Commission                       (IRS Employer
  of incorporation)              File Number)                Identification No.)


            Suite 11.02, 11th Floor, Menara Merais, No. 1 Jalan 19/3
                     46300 Petaling Jaya, Selangor, Malaysia
                    (Address of principal executive offices)


      Registrant's telephone number, including area code 011 603 7956-7026

Item 5.  OTHER EVENTS

On November 28, 2001, Digital Broadband Networks, Inc., a Colorado corporation (the "Company"), announced it had signed a definitive agreement to purchase two adjoining office suites in Perth, Australia from a non-related party for a total consideration of 1,800,000 Australian dollars (909,080 U.S. dollars). The purchase price was determined through arms length negotiations between the Company and the seller. The Company has paid a sum of 10,000 Australian dollars (5,200 U.S. dollars) as deposit for the above property. Completion of the purchase is subject to approval of the Australian Foreign Investment Review Board and relevant statutory approvals, as necessary under applicable laws, and payment of the balance of the purchase price within six months from the date of the Definitive Agreement. The Company intends to lease the property for rental until it finalizes its plan to relocate its Asian headquarters to Australia sometime in 2002. The Company has not finalized its financing for the purchase of the property. The Company expects to fund the purchase mainly from advances by a director. A copy of the Company's press release announcing the acquisition is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The press release filed as exhibit to this report includes "safe harbor" language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about the Company's business contained in the press release are "forward-looking" rather than "historic".

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
              EXHIBITS

(c)       Exhibits

          99.1              Press Release dated November 28, 2001




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 DIGITAL BROADBAND NETWORKS, INC
                                                         (Registrant)



Date:  December 12, 2001           By:  /s/ Patrick Soon-Hock Lim
                                        ------------------------------
                                        Patrick Soon-Hock Lim
                                        President and Chief Executive Officer